     As filed with the Securities and Exchange Commission on January 9, 1998
                                                      Registration No. 333-
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                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549

                           --------------------------------
                                       FORM S-8
               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                  --------------------------------------------------
                             PATINA OIL & GAS CORPORATION
                (Exact name of registrant as specified in its charter)

       DELAWARE                                   75-2629477
(State or other jurisdiction of                (I.R.S. Employer
incorporation or organization)                Identification No.)

                                    1625 BROADWAY
                                DENVER, COLORADO 80202
                 (Address of Principal Executive Offices) (Zip Code)

                         ------------------------------------
                             PATINA OIL & GAS CORPORATION
                              PROFIT SHARING AND SAVINGS
                                    PLAN AND TRUST
                               (Full title of the plan)

                         ------------------------------------

                                   KEITH M. CROUCH
                       SENIOR VICE PRESIDENT & GENERAL COUNSEL
                                    1625 BROADWAY
                                DENVER, COLORADO 80202
                                    (303) 389-3600
            (Name and address, including zip code, and telephone number, including area code, of agent for service)

                         ------------------------------------
                                       Copy to:
                                  THOMAS J. EDELMAN
                                CHAIRMAN OF THE BOARD
                             PATINA OIL & GAS CORPORATION
                                  667 MADISON AVENUE
                                      22ND FLOOR
                               NEW YORK, NEW YORK 10021
                                    (212) 371-1117

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   TITLE OF                     PROPOSED MAXIMUM  PROPOSED MAXIMUM  AMOUNT OF
SECURITIES TO BE  AMOUNT TO BE   OFFERING PRICE      AGGREGATE     REGISTRATION
  REGISTERED       REGISTERED*     PER SHARE*     OFFERING PRICE*      FEE*
--------------------------------------------------------------------------------
COMMON STOCK,    250,000 SHARES       $7.03          $1,757,500      $518.47
$.01 PAR VALUE*
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*    Estimated solely for the purpose of calculating the registration fee.  This fee was calculated pursuant to Rule 457(h) under the Securities Act of 1933, as amended, on the basis of the average of the high and low prices for the Common Stock on the New York Stock Exchange on January 7, 1998.

     In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                        PART I
                 INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

     The information specified by Item 1 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended, and the introductory note to Part I of Form S-8.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

     The information specified by Item 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended, and the introductory note to Part I of Form S-8.

                                       PART II
                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The documents set forth below are incorporated by reference in this Registration Statement. All documents subsequently filed by Patina Oil & Gas Corporation (the "Company") and by Patina Oil & Gas Corporation Profit Sharing and Savings Plan and Trust (the "Plan") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

     (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

     (2) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (1) above.

     (3) The description of the Company's Common Stock, par value $.01 per share, contained in the Company's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on April 25, 1996, including any amendments or reports filed for the purposes of updating such description.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Under Section 145 of the Delaware General Corporation Law (the "DGCL"), a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with threatened, pending or completed actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in right of the corporation), brought against them by reason of the fact that they were or are such directors, officers, employees or agents, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in any such action, suit or proceeding because such person is or was an officer or director of the Company or is a person who is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service relating to employee benefit plans, to the fullest extent permitted by the DGCL as it existed at the time the indemnification provisions of the Certificate of Incorporation and the Bylaws were adopted or as may be thereafter amended. Each of Article VI of the Company's Bylaws and Article Ninth of its Certificate of Incorporation expressly provide that it is not the exclusive method of indemnification.

     Article VI of the Bylaws also provides that the Company may maintain insurance, at its own expense, to protect itself and any director, officer, employee or agent of the Company or of another entity against any expense, liability or loss, regardless of whether the Company would have the power to indemnify such person against such expense, liability or loss under the DGCL.

     Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) or
(iv) for any transaction from which the director derived an improper personal benefit. Article Eighth of the Certificate of Incorporation contains such a provision.

     The Company has entered into indemnification agreements with each of its officers and directors and may in the future enter into such indemnification agreements with its directors, officers, employees and agents. Such indemnification agreements are intended to provide a contractual right to indemnification, to the extent permitted by law, for expenses (including attorneys' fees and disbursements), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by the person to be indemnified in connection with any proceeding (including, to the extent permitted by law, any derivative action) to which they are, or are threatened to be made, a party by reason of their status in such positions. Such indemnification agreements do not change the basic legal standards for indemnification set forth in the DGCL or in the Certificate of Incorporation of the Company. Such provisions are intended to be in furtherance of, and not in limitation of, the general right to indemnification provided in the Certificate of Incorporation and Bylaws of the Company.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.

ITEM 8.  EXHIBITS.

  EXHIBIT NUMBER    DESCRIPTION
  --------------    -----------

     4.1 Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement in Form S-4 (Registration No. 333-572)).

     4.2            Bylaws of the Company (incorporated by reference to Exhibit
                    3.3 to the Company's Registration Statement in Form S-4 (Registration No. 333-572)).

     4.3 Patina Oil & Gas Corporation Profit Sharing and Savings Plan and Trust.

     5.1            Opinion of Keith M. Crouch, Esq.

     23.1           Consent of Arthur Andersen LLP.

     23.2 Consent of Keith M. Crouch, Esq. (included in opinion filed as Exhibit 5.1).

     24 Power of Attorney (included on the signature page of this Registration Statement).

ITEM 9.  UNDERTAKINGS.

     (a)  The Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

               PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of the Plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas J. Edelman and Keith M. Crouch, each of them or any one of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, in any and all capacities, any or all amendments (including post-effective amendments) to this Registration Statement now or hereafter filed by or on behalf of Patina Oil & Gas Corporation (the "Company") covering securities issued or issuable under or in connection with the Company's Profit Sharing and Savings Plan and Trust (as now or hereafter amended) and to file the same, with all exhibits, thereto and other documents required in connection therewith, with the Securities and Exchange Commission and any state or other securities authority, granting unto said attorneys-in-fact and agents, and each of them or any of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them or any one of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



                                      SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 18th day of December, 1997.

                                   PATINA OIL & GAS CORPORATION


                                   By:  /s/ Thomas J. Edelman
                                        ---------------------------------------
                                        Chairman, President, Chief Executive
                                        Officer and Director

     Pursuant to the requirements of the Securities Act of 1933, this Form S-8 Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     SIGNATURE                     TITLE                         DATE

/s/ Thomas J. Edelman         Chairman of the Board,        December 18, 1997
-------------------------     Chief Executive Officer
Thomas J. Edelman             and President (Principal
                              Executive Officer)

/s/ Brian J. Cree             Director, Executive           December 18, 1997
-------------------------     Vice President and
Brian J. Cree                 Chief Operating Officer

/s/ Robert J. Clark           Director                      December 18, 1997
-------------------------
Robert J. Clark

/s/ Jay W. Decker             Director                      December 18, 1997
-------------------------
Jay W. Decker

/s/ Arnold Chavkin            Director                      December 18, 1997
-------------------------
Arnold Chavkin

/s/ Alexander P. Lynch        Director                      December 18, 1997
-------------------------
Alexander P. Lynch

/s/ William Mccaulay          Director                      December 18, 1997
-------------------------
William Macaulay

/s/ David J. Kornder          Vice President and            December 18, 1997
-------------------------     Chief Financial Officer
David J. Kornder              (Principal Accounting and
                              Financial Officer)

     Pursuant to the requirements of the Securities Act of 1933, the Trustee (or other persons who administer the Plan) has duly caused this Form S-8 Registration Statement to be signed on behalf of the Plan by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 18th day of December, 1997.

                                   PATINA OIL & GAS CORPORATION
                                   PROFIT SHARING AND SAVINGS PLAN
                                   AND TRUST


                                   By: /s/ Brian J. Cree
                                      -------------------------------------
                                   Printed Name: Brian J. Cree
                                   Title:  Member, Administrative Committee

                                      INDEX TO EXHIBITS


   EXHIBIT
   NUMBER      EXHIBIT
   -------     -------

      4.3      Patina Oil & Gas Corporation Profit Sharing and Savings Plan and
               Trust

      5.1      Opinion of Keith M. Crouch, Esq.

     23.1      Consent of Arthur Andersen LLP

     23.2      Consent of Keith M. Crouch, Esq. (included in opinion filed as
               Exhibit 5.1)

     24 Power of Attorney (included on the signature page of this Registration Statement)